UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On December 28, 2018, Intrexon Corporation (the “Company”) closed the transactions contemplated by the Securities Purchase, Assignment and Assumption Agreement (the “Purchase Agreement”) with ARES TRADING S.A. (“ARES”) and Precigen, Inc., a wholly-owned subsidiary of the Company (“Precigen”), pursuant to which the Company assumed all of ARES’ rights and obligations under that certain License and Collaboration Agreement, dated March 27, 2015, by and between ARES, Precigen and ZIOPHARM Oncology, Inc. (the “Collaboration Agreement”). As consideration for the assignment of ARES’s rights and obligations under the Collaboration Agreement, the Company issued 20,640,119 shares of its common stock, no par value per share (the “Common Stock”), which had a value equal to $150,000,000, calculated based on the volume weighted-average price of the Common Stock on the Nasdaq Stock Market for the consecutive ten trading day period ending on the trading day prior to the closing date as reported by Bloomberg, L.P. In connection with the Purchase Agreement, at the closing, the Company and Precigen also issued and sold to ARES a convertible note (the “Convertible Note”), which is convertible into Common Stock or, in the event of certain qualified financings by Precigen, common stock or other equity securities of Precigen.

The Purchase Agreement and Convertible Note were further described on a Current Report on Form 8-K filed by the Company on December 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrexon Corporation

Dated: December 31, 2018

	By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer